MUTUAL FUND SERVICES AGREEMENT


                          Fund Administration Services
                            Fund Accounting Services
                            Transfer Agency Services


                                     between


                           WELDON CAPITAL FUNDS, INC.

                                       and

                           UNIFIED FUND SERVICES, INC.


                                   May 3, 2004


















Exhibit A Portfolio Listing
Exhibit B - Fund Administration Services Description
Exhibit C - Fund Accounting Services Description
Exhibit D - Transfer Agency Services Description
Exhibit E - Anti-Money Laundering Services
Exhibit F - Fees and Expenses

                         MUTUAL FUND SERVICES AGREEMENT


         AGREEMENT (this "Agreement"), dated as of May 3, 2004, between the Weldon Capital Funds, Inc., a Maryland corporation (the "Fund"), and Unified Fund Services, Inc., a Delaware corporation ("Unified").

                                   WITNESSTH:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain Unified to provide certain transfer agent, fund accounting and administration services with respect to the Fund, and Unified is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         SECTION 1.    Appointment. The Fund hereby appoints Unified to provide
                       ------------
transfer agent, fund accounting and fund administration services for the Fund, subject to the supervision of the Board of Directors of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. Unified accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 and Exhibit F to this Agreement.
                                                  ---------
The Fund will initially consist of the portfolios, funds and/or classes of shares (each a "Portfolio"; collectively the "Portfolios") listed on Exhibit A.
                                                                     ---------
The Fund shall notify Unified in writing of each additional Portfolio established by the Fund. Each new Portfolio shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Fund and its Portfolios) may be modified with respect to each new Portfolio in writing by the Fund and Unified at the time of the addition of the new Portfolio.

         SECTION 2.    Representations and Warranties of Unified.  Unified
                       -----------------------------------------
represents and warrants to the Fund that:

         (a) Unified is a corporation duly organized and existing under the laws of the State of Delaware;

         (b) Unified is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken by Unified to authorize Unified to enter into and perform this Agreement;

         (c) Unified has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

         (d) no legal or administrative proceedings have been instituted or threatened against Unified that would impair its ability to perform its duties and obligations under this Agreement; and

         (e) Unified's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Unified or any law or regulation applicable to Unified.

         SECTION 3.    Representations and Warranties of the Fund.  The Fund
                       ------------------------------------------
represents and warrants to Unified that:

         (a) the Fund is a corporation duly organized and existing under the laws of the State of Maryland;

         (b) the Fund is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and the Fund and its Board have taken all requisite proceedings and actions to authorize the Fund to enter into and perform this Agreement;

         (c) the Fund is an investment company properly registered under the 1940 Act; a registration statement under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act on Form N-lA has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

         (d) no legal or administrative proceedings have been instituted or threatened against the Fund that would impair its ability to perform its duties and obligations under this Agreement; and

         (e) the Fund's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

         SECTION 4.    Delivery of Documents and Other Materials.
                       -----------------------------------------

         (a) The Fund will promptly furnish to Unified such copies, properly certified or authenticated, of contracts, documents and other related information that Unified may request or require to properly discharge its duties. Such documents may include, but are not limited to, the following:

             (i) resolutions of the Board authorizing the appointment of Unified to provide certain transfer agency, fund accounting and administration services to the Fund and approving this Agreement;

             (ii) the Fund's Articles of Incorporation;

             (iii) the Fund's By-Laws, anti-money laundering policies, and code of ethics;

             (iv) the Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

             (v) the Fund's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

             (vi) copies of the Management Agreement between the Fund and its investment advisor (the "Advisory Agreement"), and advisor or sub-advisor proxy voting procedures, and copies of the advisor's errors and omissions and directors' and officers' insurance policies;

             (vii) opinions of counsel and auditors reports;

             (viii) the Fund's Prospectus and Statement of Additional Information relating to all Portfolios and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

             (ix) such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements, and the Fund's errors and omissions and directors' and officers' insurance policies.

         (b) The Fund shall cause to be turned over to Unified copies of all records of, and supporting documentation relating to, its accounts (including account applications and related documents, records of dividend distributions, NAV calculations, tax reports and returns, and receivables and payables) for all Portfolios and matters for which Unified is responsible hereunder, together with such other records relating to such Portfolios and matters as may be helpful or necessary to Unified's delivery of services hereunder, including copies of litigation, regulatory inquiries or investigations, or other litigation involving the Fund during the three years preceding the date of this Agreement. Such records and documentation shall be in electronic format to the extent practicable. The Fund also shall cause to be delivered to Unified reconciliations (as of the date Unified begins providing services hereunder) of the Fund's outstanding shares, securities and cash held by the Fund, checking accounts, outstanding redemption checks and related accounts, tax payments and backup withholding accounts, and any other demand deposit accounts or other property held or owned by the Fund. The parties acknowledge that Unified will rely on these reconciliations (and other balances provided by Unified's predecessor) as opening balances for the performance of its services. On an ongoing basis, the Fund shall cause to be turned over to Unified all trade tickets and other documents evidencing transactions made on behalf of the Fund as and when made.

         SECTION 5.    Services Provided by Unified.
                       ----------------------------

         (a) Unified will provide the following services subject to the direction and supervision of the Fund's Board, and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Articles of Incorporation and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board, and further subject to Unified's policies and procedures as in effect from time to time:

             (i) Fund Administration Services, as described on Exhibit B to this
                 ----------------------------                  ---------
Agreement.

             (ii) Fund Accounting Services, as described on Exhibit C to this
                  ------------------------                  ---------
         Agreement.

             (iii) Transfer Agency Services, as described on Exhibit D to this
                   ------------------------                  ---------
         Agreement.  In connection with such services, Unified is hereby granted such power and authority as may be necessary to establish one or more bank accounts for the Fund as may be necessary or appropriate from time to time in connection with the services performed by Unified. The Fund shall be deemed to be the customer of such bank or banks for purposes of this Agreement. To the extent that the performance of such service hereunder shall require Unified to disburse amounts from such accounts in payment of dividends, redemption proceeds or for other purposes, the Fund shall provide such bank or banks with all instructions and authorizations necessary, if any, for Unified to effect such disbursements. The Fund shall cause any predecessor banks to provide Unified with such records as may be helpful or necessary in connection with the services provided by Unified under this Agreement.

             (iv) Unified AML Program Services, as described on Exhibit E to
                  ----------------------------                  ---------
         this Agreement. Unified formulates, maintains and uniformly administers policies and procedures (as amended from time to time, the "Unified AML Program") that are reasonably designed to ensure compliance with the USA Patriot Act of 2002, the Bank Secrecy Act of 1970, the Customer Identification Program rules jointly adopted by the SEC and U.S. Treasury Department, and other applicable regulations adopted thereunder (collectively, the "Applicable AML Laws"). Unified has provided the Fund with a copy of the Unified AML Program documents, and will provide the Fund with all amendments thereto. The Fund hereby delegates to Unified its obligation to identify and verify its customers and its obligations to perform those anti-money laundering and other services set forth in Exhibit E to this Agreement, in each case with regard to those shareholder accounts maintained by Unified pursuant to this Agreement. Unified accepts the foregoing delegation and agrees to perform the duties set forth on Exhibit E in accordance with the Unified AML Program. The Fund acknowledges and agrees that, notwithstanding such delegation, the Fund maintains full responsibility for ensuring its compliance with Applicable AML Laws and, therefore, must monitor the operation and effectiveness of the Unified AML Program.

             (v) Dividend Disbursing.  Unified will serve as the Fund's dividend
                 --------------------
         disbursing agent. Unified will prepare and mail checks, place wire transfers of credit income and capital gain payments to shareholders. The Fund will advise Unified in advance of the declaration of any dividend or distribution and the record and payable date thereof. Unified will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to Unified sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account and/or certificates delivered where requested. A shareholder not receiving certificates will receive a confirmation from Unified indicating the number of shares credited to his/her account.

         (b) Unified will also:

             (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Unified or a corporate affiliate of Unified);

             (ii) provide or otherwise obtain personnel sufficient, in Unified's sole discretion, for provision of the services contemplated herein;

             (iii) furnish equipment and other materials, which Unified, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

             (iv) keep records relating to the services provided hereunder in such form and manner as set forth on (or required by policies described
         in) Exhibits B, C, D and E and as Unified, in its sole discretion, may
             ----------------------
         otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Unified agrees that all such records prepared or maintained by Unified relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available to the SEC for inspection in accordance with such Section and rules. Subject to the provisions of
         Section 9 hereof, Unified further agrees to surrender promptly to the Fund upon its request those records and documents created and maintained by Unified pursuant to this Agreement.

         SECTION 6.    Fees: Expenses: Expense Reimbursement.
                       --------------------------------------

         (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay Unified on a monthly basis those fees determined as set forth on Exhibit F to this Agreement. The fees set forth on
                           ---------
Exhibit F may be adjusted from time to time by agreement of the parties.  Upon
---------
any termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be equal to the fee normally due for the full monthly period and shall be payable, without setoff, upon the date of termination of this Agreement.

         (b) For the purpose of determining fees calculated as a function of a Portfolio's net assets, the value of the Portfolio's net assets shall be computed as required by the Prospectus, generally accepted accounting principles and resolutions of the Board.

         (c) Unified will from time to time employ or associate with such person or persons as may be appropriate to assist Unified in the performance of this Agreement. Except as otherwise expressly provided in this Agreement, the compensation of such person or persons for such employment shall be paid by Unified and no obligation will be incurred by or on behalf of the Fund in such respect. If any such person or persons are employed or designated as officers by both Unified and the Fund, Unified shall be responsible for the compensation of such person (including travel and other expenses) in their capacity as an employee or officer of Unified, and the Fund shall be responsible for the compensation of such person (including travel and other expenses) in their capacity as an employee or officer of the Fund. If Unified gives permission to one or more of its employees or officers to act as an employee, officer or other agent of the Fund, Unified shall not be responsible for any action or omission of any such person(s) while such person is rendering or deemed to be rendering services to the Fund or acting on business of the Fund.

         (d) Unified will bear all of its own expenses incurred by reason of its performance of the services required under this Agreement, except as otherwise expressly provided in this Agreement. The Fund agrees to promptly reimburse Unified for any equipment and supplies specially ordered by or for the Fund through Unified and for any other expenses not contemplated by this Agreement that Unified may incur on the Fund's behalf, at the Fund's request or as consented to by the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to:
taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of Unified or Unified's affiliates; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory fees; charges and expenses of custodians; insurance premiums including fidelity bond premiums, errors and omissions and directors and officers premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses and for distribution to current shareholders of the Fund; expenses of printing and production costs of shareholders' reports and proxy statements and materials; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder and Board meetings; and any extraordinary expenses and other customary Fund expenses. In addition, Unified may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Fund, and the Fund will be charged according to the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the usage, of the services. The parties acknowledge that the Fund may contract with its own pricing service and cause such information to be timely provided to Unified, and is under no obligation to avail itself of the service(s) contracted by Unified. The Fund retains sole responsibility for the pricing of securities that are not actively traded, and shall similarly be responsible for the valuation of odd lot securities (including bonds), and to the extent Unified shall render assistance in such valuation, the Fund shall bear Unified's costs and pay Unified for its assistance at its normal hourly rate then in effect.

         (e) The Fund may request additional services, additional processing or special reports. Additional services, including third party services, generally will be charged at Unified's standard rates or at such other rate as agreed by the parties. The parties acknowledge that the Fund is under no obligation to avail itself of third party services through Unified, and is free to choose its own service provider, so long as such choice does not cause additional work on Unified's part.

         (f) All fees, out-of-pocket expenses or additional charges of Unified shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice. No fees, out-of-pocket expenses or other charges set forth in this Agreement shall be subject to setoff.

         Unified will render, after the close of each month in which services have been furnished, a statement reflecting the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest at the rate of 1.5% per month (including specific amounts which are contested in good faith by the Fund as provided in the next paragraph, unless such amounts prove not to be payable), and all costs and expenses of effecting collection of any such charges and interest, including reasonable attorney's fees, shall be paid by the Fund to Unified.

         In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which are contested in good faith by the Fund as provided below), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Unified. The Fund must notify Unified in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts, and the notice shall contain a description of the grounds for the objection sufficient to permit an investigation and determination of its accuracy. Amounts contested in good faith in writing within such 30-day period are not due and payable while they are being investigated; uncontested amounts remain due and payable.

         SECTION 7.    Proprietary and Confidential Information.  Unified agrees
                       -----------------------------------------
on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of Unified's responsibilities, rights and duties hereunder. Unified may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and obtaining approval in writing from the Fund, which approval shall not be unreasonably withheld. Waivers of confidentiality are not necessary (and are deemed given) for use of such information for any purpose in the course of performance of Unified's responsibilities, duties and rights hereunder, when Unified may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, with respect to Internal Revenue Service levies, subpoenas and similar actions, and with respect to any request by the Fund.

         SECTION 8.    Duties, Responsibilities and Limitations of Liability.
                       -----------------------------------------------------

         (a) The parties agree that this Agreement is a contract for services, and Unified accepts the duties imposed upon it by this Agreement. Unified shall be liable to the Fund in accordance with the laws of the State of Indiana for any breach by Unified of the duties imposed upon it by this Agreement.

         (b) Neither Unified nor any of its officers, directors, partners, employees, shareholders or agents (collectively, the "Unified Parties") shall have any duty to the Fund to discover or attempt to discover any error or mistake (including any continuing error) that occurred or began prior to the date Unified commences performing services hereunder, and Unified is entitled to rely upon, assume the accuracy of, and maintain, continue and carry forward the classifications, conventions, treatments, entries, balances, practices and all other work product and other data of its predecessor service providers; provided, however, that Unified shall promptly notify the Fund of any errors of its predecessors that it discovers, and the Fund and Unified shall at that time determine how to proceed. Unified shall be entitled to receive, and the Fund shall cause it to receive, the work product of its predecessor service providers.

         (c) In performing its services hereunder, Unified shall be entitled to rely on any oral or written instructions, advice, notices or other communications, information, records and documents (collectively, "Fund Information") from the Fund, its custodian, officers and directors, investors, brokers, investment advisors, agents, legal counsel, auditor and other service providers, including predecessor service providers (excluding in each case, the Unified Parties) (the Fund, collectively with such persons other than the Unified Parties, "Fund Representatives"), which Unified reasonably believes to be genuine, valid and authorized. Unified also shall be entitled to consult with and rely on the advice and opinions of the Fund's auditor and of outside legal counsel retained by the Fund, as may be reasonably necessary or appropriate in Unified's sole judgment, as well as other Fund Representatives, in each case at the expense of the Fund. For all purposes of this Agreement, any person who is an officer, director, partner, employee or agent of a Unified Party, and who is also an officer, director, partner, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund to be acting solely in such person's capacity as an officer, director, partner, employee or agent of the Fund, and shall be deemed when rendering services in fulfillment of Unified's duties hereunder to be acting solely in such person's capacity as an officer, director, partner, employee or agent of Unified.

         (d) Notwithstanding any other provision of this Agreement, the Fund agrees to defend, indemnify and hold Unified and the other Unified Parties harmless from all demands, claims, causes or other actions or proceedings of any nature or kind whatsoever (collectively, "Claims"), expenses, liabilities, debts, costs, losses, reasonable attorneys' fees and expenses, payments, and damages of every nature or kind whatsoever (collectively, "Damages") arising directly or indirectly out of or in connection with:

                (i) the reliance on or use by the Unified Parties of Fund Information which is furnished to any of the Unified Parties by or on behalf of any of the Fund Representatives, including the reliance by Unified upon the historical accounting records and other records of the Fund;

                (ii) any delays, inaccuracies, errors or omissions in or arising out of or attributable to Fund Information which is furnished to any of the Unified Parties by or on behalf of any of the Fund Representatives or to the untimely provision to Unified of such Fund Information;

                (iii) the taping or other form of recording of telephone conversations or other forms of electronic communications with investment advisors, brokers, investors and shareholders, or reliance by Unified on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

                (iv) the reliance on or the carrying out by Unified or its officers or agents of any instructions reasonably believed to be duly authorized, or requests of the Fund, or recognition by Unified of any share certificates that are reasonably believed to bear the proper signatures of the officers of the Fund and the proper countersignature of any transfer agent or registrar of the Fund;

                (v) any delays, inaccuracy, errors or omissions in or arising out of or attributable to data or information provided to Unified by data and/or pricing services or any other third party services, including but not limited to escheatment and lost account services, and/or the selection of any service provider, regardless of whether the Fund hires such services itself or instead chooses to utilize the service through Unified;

                (vi) the offer or sale of shares by the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state or other instrumentality, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state or instrumentality (1) resulting from activities, actions or omissions by Fund Representatives, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund Representatives prior to the earlier of (x) the effective date of this Agreement and (y) the effective date of an agreement between the parties hereto with respect to the subject matter hereof that was in effect prior to the effective date of this Agreement;

                (vii) the noncompliance by the Fund, its investment advisor(s) and/or its distributor with applicable securities, tax, commodities and other laws, rules and regulations;

                (viii)any Claim asserted by any current or former shareholder of the Fund, or on such shareholder's behalf or derivatively by any representative, estate, heir or legatee, agent or other person, in connection with the holding, purchase or sale of shares of the Fund; and

                (ix) with the exception of any Claim for breach of contract arising out of this Agreement, any Claim taken by or on behalf of the Fund against any of the Unified Parties that arises directly or indirectly in connection with this Agreement, or directly or indirectly out of a Unified Party's actions (or failure to act) in connection with this Agreement.

         (e) In any case in which the Fund may be asked to indemnify or hold any Unified Party harmless, the Unified Party will notify the Fund promptly after identifying any circumstance that it believes presents or appears likely to present a demand for indemnification against the Fund and shall keep the Fund advised with respect to all material developments concerning such Claim; provided, however, that the failure to do so shall not prevent recovery by the Unified Party unless such failure causes actual material harm to the Fund. For so long as indemnification payments due under this subparagraph are made to the Unified Party when due, the Unified Party will not confess, compromise or settle any Claim as to which the Fund Party will be asked to provide indemnification, except with the Fund's prior written consent, which consent shall not be unreasonably withheld; provided, however, that the Unified Party shall be entitled to confess, compromise or settle any such Claim in connection with which indemnification payments due under this subparagraph have not been made to such Unified Party when due. Any payments under this subparagraph shall be due upon presentment of substantiation that payment is due from the Unified Party on the item of indemnified Damage (including attorney's fees), and shall bear interest at the rate of 1.5% per month from the date of presentment, plus all costs and expenses of effecting collection of any such payment and interest, including reasonable attorney's fees.

         (f) Each of the Unified Parties, on the one hand, and the Fund, on the other hand, shall have the duty to mitigate Damages for which the other party may become responsible at law and/or in connection with this

Agreement. This duty shall include giving such other party every reasonable opportunity to correct or ameliorate any error or other circumstance that caused, resulted in or increased such Damages, and every reasonable opportunity to assist in such mitigation. The parties acknowledge that the proper accounting, tax or other treatment of an event or matter can be susceptible to differing opinions among reputable practitioners of appropriate expertise, both as to events and transactions that are complete and as to the most efficient remediation of events and transactions that have resulted or may result in Damages. It is the intention of the parties that events and transactions be treated and reported in a legitimate manner that gives rise to the smallest amount of Damages, and that any remediation or corrective action selected be that which gives rise to the smallest amount of Damages. Accordingly and notwithstanding any other provision of this Agreement, as to any matter where any portion of Damages arises in connection with (or is determined by reference to, or caused or increased by) the accounting or tax treatment of such matter, no recovery for any amount of Damages in connection with such matter shall be had by any party to (or beneficiary of) this Agreement if an alternative characterization, manner of treatment, reporting or remediation of such item or amount (that tends to mitigate such Damages) is or was possible and such alternative is or was, in the written opinion of any reputable practitioner of appropriate expertise, more likely than not a proper alternative (such opinion to be rendered in customary form, subject to customary assumptions and representations); provided however, that the provisions of this sentence shall not apply and recovery of such Damages will not be precluded if and only if (i) the person seeking or who may have sought to recover Damages (the "Damaged Party") provided the party against whom recovery is or may have been sought (the "Potentially Responsible Party") written notice bearing the bold heading "Notice of Potential Claim for Damages," identifying this Agreement, and describing the nature of the potential Claim and the subject matter of the required opinion,
(ii) such notice is sent by certified mail and actually delivered to the Potentially Responsible Party within fourteen (14) days after the Damaged Party first discovers the alleged error, (iii) the Damaged Party fully and promptly cooperates in the attempts of the Potentially Responsible Party to obtain such an opinion, and (iv) no such opinion is obtained within sixty (60) days after delivery of such notice; and provided further, if such an opinion is obtained on or before the end of the 60-day period described above, recoverable Damages shall be limited to those that would be recoverable if such alternative characterization, manner of treatment, reporting or remediation were implemented. If an opinion described in the preceding sentence is obtained by the Potentially Responsible Party, the Damaged Party shall bear the cost of such opinion.

         (g) NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, IN NO EVENT SHALL ANY UNIFIED PARTY BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT, EACH OF WHICH DAMAGES IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, THE CUMULATIVE LIABILITY OF THE UNIFIED PARTIES FOR DAMAGES THAT ARISE DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS AGREEMENT, OR THAT ARISE DIRECTLY OR INDIRECTLY OUT OF A UNIFIED PARTY'S ACTIONS (OR FAILURE TO
ACT) IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY, SHALL NOT EXCEED THE LESSER OF (I) $1,000,000.00 AND (II) THE FEES EARNED BY UNIFIED DURING THE 24-MONTH PERIOD IMMEDIATELY PRIOR TO THE DATE SUCH DAMAGES WERE INCURRED. THE FUND UNDERSTANDS THIS LIMITATION UPON THE UNIFIED PARTIES' DAMAGES TO BE A REASONABLE ALLOCATION OF RISKS (BOTH INSURABLE AND OTHER RISKS), AND FUND EXPRESSLY CONSENTS TO SUCH ALLOCATION OF RISK. THE FUND AND THE UNIFIED PARTIES AGREE THAT DAMAGES LIMITATIONS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION 8 SHALL APPLY TO ANY ALTERNATIVE REMEDY ORDERED BY AN ARBITRATION PANEL, COURT OR OTHER TRIER OF FACT IN THE EVENT ANY TRIER OF FACT DETERMINES THAT THE EXCLUSIVE REMEDIES PROVIDED IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

         (h) Except for remedies that cannot be waived as a matter of law and injunctive relief, the remedies provided in this Section 8 shall be the Fund's sole and exclusive remedies for Claims and Damages that arise directly or indirectly in connection with this Agreement, or directly or indirectly out of a Unified Party's actions (or failure to act) in connection with this Agreement.

         SECTION 9. Term. This Agreement shall become effective on the date
                    -----
first herein above written. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement shall continue in effect unless terminated by either party on at least (i) 180 days' prior written notice, if such notice is given on or prior to the second anniversary of this Agreement, or (ii) ninety (90) days' prior written notice, if such notice is given after the second anniversary of this Agreement. With the sole exception of the 30-day termination described in Section 6(f) and the 180-day and 90-day terminations provided in this Section 9, no other event (including any purported or actual breach) shall result in termination of this Agreement, and the date of termination shall be the earlier of the last day of the applicable notice period and the date of any merger, liquidation of the Fund or other transaction of the Fund whereunder Unified does not provide services to the surviving entity, if any, under this Agreement. On the date of termination, the Fund shall pay to Unified all fees, compensation and other charges as shall be accrued or due (or would accrue and become due) under the terms of this Agreement through the last day of the applicable notice period. Unified shall cease providing services upon the date of termination, except as otherwise provided in this Section 9.

         On the date of termination, the Fund agrees to pay termination/conversion fees simultaneous with the transfer of all Fund records to the Fund or to the successor mutual fund service provider(s), for the expenses incurred in connection with the retrieval, compilation and movement of books, records and materials relative to the deconversion or conversion of Fund records to the Fund or the successor mutual fund service provider, the closing of Unified's records (and/or services related to the liquidation or other transaction), and other services related to termination of Unified's services. Such fee shall not be subject to any setoffs of any nature. In addition, the Fund agrees to pay for all conversion tape set-up fees, test conversion preparation and processing fees and final conversion fees, none of which shall be subject to any setoff.

         On the date of termination and upon payment of all amounts due and payable under this Agreement without setoff (excluding only those amounts not then due and payable under Section 6(f); provided, however, that the termination/conversion fees described in this Section 9 shall be paid without setoff notwithstanding any dispute), Unified agrees to provide the Fund with the complete transfer agency, fund accounting and administration records in its possession and to assist the Fund in the orderly transfer of accounts and records. Without limiting the generality of the foregoing, subject to the preceding sentence, Unified agrees that upon termination of this Agreement:

         (a) to deliver to the Fund or to the successor mutual fund service provider(s), computer media containing the Fund's accounts and records together with such record layouts and additional information as may reasonably be necessary to enable the successor mutual fund service provider(s) to utilize the information therein;

         (b) to reasonably cooperate with the successor mutual fund service provider(s) in the interpretation of the Fund's account and records;

         (c) to forward all shareholder calls, mail and correspondence to the new mutual fund service provider(s) upon de-conversion; and

         (d) to act in good faith to make the conversion as smooth as possible for the successor mutual fund service provider(s) and the Fund.

         SECTION 10. Notices. Any notice required or permitted hereunder shall
                     -------
be in writing and shall be deemed to have been given and effective when delivered in person or by certified mail, return receipt requested, at the following address (or such other address as a party may specify by notice to the other):

         (a) If to the Fund, to:

                           Weldon Capital Funds, Inc.
                           4747 W. 135th Street, Suite 100
                           Leawood, KS  66224
                           Attention:  President

         (b) If to Unified, to:

                           Unified Fund Services, Inc.
                           431 North Pennsylvania Street
                           Indianapolis, Indiana 46204
                           Attention:  Chief Executive Officer

         Notice also shall be deemed given and effective upon receipt by any party or other person at the preceding address (or such other address as a party may specify by notice to the other) if sent by regular mail, private messenger, courier service, telex, facsimile, or otherwise, if such notice bears on its first page in 14 point (or larger) bold type the heading "Notice Pursuant to Mutual Fund Services Agreement."

         SECTION 11. Assignment;  Nonsolicitation;  and Other Contracts.  This
                     ---------------------------------------------------
Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Unified may, in its sole discretion and upon notice to the Fund, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Unified may, in its sole discretion, engage subcontractors to perform any of its duties contained in this Agreement, provided that Unified shall remain responsible to the Fund for all such delegated duties in accordance with the terms and conditions of this Agreement, in the same manner and to the same extent as if Unified were providing such services itself. During the term of this Agreement and for a period of one (1) year following the termination of this Agreement, the Fund shall not, and shall not cause suffer or permit any affiliate, to recruit, solicit, employ or engage, for the Fund or others, any Unified Party, without Unified's written consent. The Fund shall not require or expect Unified to enter into any agreements for the Fund's direct or indirect benefit, including any sales, servicing or other similar agreements, that expose Unified to any liability that is greater than the liability it is undertaking in this Agreement.

         SECTION 12. Intended Beneficiaries.  This Agreement shall be binding
                     -----------------------
upon the Fund, Unified and their respective successors and assigns, and shall inure to the benefit of the Fund, Unified, the Unified Parties, their respective heirs, successors and assigns. Nothing herein expressed or implied is intended to confer upon any person not named or described in the preceding sentence any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 13.  Arbitration.  Notwithstanding any provision of this
                      ------------
Agreement to the contrary, any claim or controversy arising out of or in any manner relating to this Agreement, or breach hereof, which cannot be resolved between the parties themselves, shall be settled by arbitration administered by the American Arbitration Association in Indianapolis, Indiana in accordance with its rules applicable to commercial disputes. The arbitration panel shall consist of three arbitrators selected from list(s) of candidates provided by the American Arbitration Association. One party to the dispute shall be entitled to appoint one arbitrator and the other party to the dispute shall be entitled to appoint one arbitrator. The third arbitrator, who shall be an attorney in good standing who is licensed to practice law in the State of Indiana and devotes more than one-half of his or her professional time to the practice of commercial law in the area of contracts and/or commercial transactions, shall be chosen by the two arbitrators so appointed. If any party fails to appoint its arbitrator or to notify the other party of such appointment within thirty (30) days after the institution of arbitration proceedings, such other party may request the President of the American

Arbitration Association to appoint such arbitrator on behalf of the party who so failed. If the two arbitrators appointed by (or on behalf of) the parties fail to appoint such third arbitrator, or fail to notify the parties to such proceedings of such appointment, within thirty (30) days after the appointment of the later of such two arbitrators to be appointed by (or on behalf of) the parties, any party may request such President to appoint such third arbitrator. The President of the American Arbitration Association shall appoint such arbitrator or such third arbitrator, as the case may be, within thirty (30) days after the making of such request. The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Section 13.

         SECTION 14.  Waiver.  The failure of a party to insist upon strict
                      -------
adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

         SECTION 15.  Force Majeure.  Unified shall not be responsible or liable
                      --------------
for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquake, fires, floods, failure or fluctuations in electrical power, wars, acts of terrorism, acts of civil or military authorities, governmental actions, nonperformance by a third party or any similar cause beyond the reasonable control of Unified, failures or fluctuations in telecommunications or other equipment, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

         SECTION 16.  Use of Name.  The Fund and Unified agree not to use the
                      ------------
other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

         SECTION 17.  Amendments.  This Agreement may be modified or amended
                      -----------
from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         SECTION 18.  Severability.  Whenever possible, each provision of this
                      -------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law to any person or circumstance, such provision shall be ineffective only to the extent of such prohibition or invalidity. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect or to any extent, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application of such invalid provision shall not in any way be affected or impaired thereby.

         SECTION 19. Headings; Pronouns; Certain Phrases; Rules of Construction.
                     -----------------------------------------------------------
The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties. Wherever used in this Agreement, masculine, feminine and neuter pronouns shall be deemed to include the other genders. Singular pronouns and nouns (including defined terms) shall be deemed to include the plural (and vice versa) as the context may require, but shall have no effect upon the nature of a party's liability as joint or several. The Exhibits to this Agreement are hereby incorporated by reference as if fully set forth in this Agreement. Wherever used in this Agreement, the phrase "in connection with" shall be given the broadest possible interpretation, and shall include matters (without limitation) that are in whole or part caused by, relate to, arise out of, are attributable to, or would not have occurred in the absence of circumstances created by, the referent or object of such phrase. Each party acknowledges that it was represented by legal counsel in connection with the review and execution of this Agreement, or that it had an adequate opportunity to engage counsel for such review and chose not to do so. The sole duties that Unified is accepting in return for the fees and other remuneration hereunder are expressly set forth herein. No exoneration of liability for a duty or other indemnification or limitation shall be construed, by negative implication or otherwise, to imply the existence of any duty. For example and without limitation, indemnification of Unified for a failure of an investment advisor to timely deliver trade tickets (or failure of any other third party to timely deliver accurate Fund Information) shall not be construed to imply that Unified has a duty to supervise such service provider or prevent a recurrence of such failure.

         SECTION 20.  No Strict Construction.  The language used in this
                      -----------------------
Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         SECTION 21. Entire Agreement; Survival; Governing Law.  This Agreement,
                     ------------------------------------------
the Exhibits hereto and any subsequent amendments of the foregoing embody the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements between the parties relating to the subject matter hereof; PROVIDED, HOWEVER, THAT IF AN AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF WAS IN EFFECT IMMEDIATELY PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT (THE "PREDECESSOR AGREEMENT"), THEN THE PROVISIONS CONTAINED IN SECTION 8 OF THE PREDECESSOR AGREEMENT (RELATING TO INDEMNIFICATION AND OTHER RISK ALLOCATION MATTERS) SHALL, IN RESPECT OF ALL PERIODS PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT ("PRIOR PERIODS"), SURVIVE AND REMAIN IN EFFECT TO THE SAME EXTENT AND IN THE SAME MANNER AS SUCH PROVISIONS WOULD HAVE APPLIED IN RESPECT OF PRIOR PERIODS HAD THE PREDECESSOR AGREEMENT NOT BEEN SUPERSEDED BY THIS AGREEMENT.
The provisions of Sections 6 through 21, inclusive, shall survive any termination of this Agreement. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Indiana, without reference to conflict of law principles.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Mutual Fund Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.


         WELDON CAPITAL FUNDS, INC.


         By:                                       Date
             -------------------------------         --------------------------

         Print Name:
                     -----------------------

         Title:
                ----------------------------

         Attest:
                 ---------------------------


         UNIFIED FUND SERVICES, INC.


         By:                                       Date
             -------------------------------         --------------------------

         Print Name:
                     -----------------------

         Title:
                ----------------------------


         By:                                       Date
             -------------------------------         --------------------------

         Print Name:
                     -----------------------

         Title:
                ----------------------------

         Attest:
                 ---------------------------

                                    EXHIBIT A
                                       to
                         Mutual Fund Services Agreement

                               List of Portfolios
                               ------------------


Weldon Equity & Income Fund

                                    EXHIBIT B
                                       to
                         Mutual Fund Services Agreement

               General Description of Fund Administration Services
               ---------------------------------------------------


The following is a general description of the administration services Unified shall provide or make available to the fund:

I.       FINANCIAL AND TAX REPORTING

A. Prepare agreed upon management reports and Board of Directors materials such as unaudited financial statements, distribution summaries, and deviations of mark-to-market valuation and the amortized cost for money market funds.

B. Calculate and Report Fund performance to outside services as directed by fund management.

C.       Prepare and file Fund's Form N-SAR with the SEC.

D. Prepare and coordinate the printing of fund's Semiannual and Annual Reports to Shareholders.

E. In conjunction with transfer agent, notify shareholders as to what portion, if any, of the distributions made by the Fund's during the prior fiscal year were exempt-interest dividends under Section 852(b)(5)(A) of the Code.

F. Provide financial information for Fund proxy statements and Prospectuses.


II.      PORTFOLIO COMPLIANCE

A. Assist with monitoring each portfolio's compliance with investment restrictions (e.g., issuer or industry diversification, etc.) listed in the current Prospectus and Statement of Additional Information.

B. Assist with monitoring each portfolio's compliance with the requirements of Section 851 of the Code for qualification as a RIC (i.e., 90% Income, and Diversification Tests).

C. Assist with monitoring investment manager's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, and Rule 12d-3 procedures.

D. Administer compliance by the fund's directors, officers and "access persons" under the terms of the fund's Code of Ethics and SEC regulations.

III.     REGULATORY AFFAIRS AND CORPORATE GOVERNANCE

A. Assist fund counsel in the preparation and filing of post-effective amendments to the fund's registration statement on Form N-lA and supplements as needed.

B. Administer shareholder meetings, and assist fund counsel in the preparation and filing of proxy materials.

C.       Prepare and file Rule 24f-2 notices.

D. Prepare and file all state notifications of intent to sell the fund's securities including annual renewals, adding new portfolios, preparing and filing sales reports, filing copies of the registration statement and final prospectus and statement of additional information, and increasing registered amounts of securities in individual states.

E.       Prepare Board materials for all Board meetings.

F. Assist with the review and monitoring of fidelity bond and errors and omissions insurance coverage and make any related regulatory filings.

G. Prepare and update documents such as charter document, By-Laws, foreign qualification filings.

H. Assist in identifying and monitoring pertinent regulatory and legislative developments which may affect the fund and, in response to the results of such monitoring, coordinate and provide support to the fund and the fund's investment advisor with respect to those developments and results, including support with respect to routine regulatory examinations or investigations of the fund, and with respect to such matters, to work in conjunction with outside counsel, auditors and other professional organizations engaged by the fund.

I. File copies of financial reports to shareholders with the SEC under Rule 30b2-1.


IV.      GENERAL ADMINISTRATION

A. For new portfolios obtain Employer Identification Number and CUSIP numbers. Estimate organizational costs and expenses and monitor against actual disbursements.

B. Coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

C.       Establish and monitor expense budgets and accruals.

                                    EXHIBIT C
                                       to
                         Mutual Fund Services Agreement

                 General Description of Fund Accounting Services
                 -----------------------------------------------

The following is a general description of the accounting services Unified shall provide or make available to the fund:

I.       GENERAL DESCRIPTION

A. Maintain the books and records and accounting controls for the fund's assets, including records of all securities transactions and payments of fund expenses.

B. Calculate each Portfolio's net asset value in accordance with the Prospectus and (once the Portfolio meets eligibility requirements) transmit to NASDAQ and to such other entities as directed by the fund.

C. Provide the Administrator with the requested reports and information deemed necessary to calculate dividend and capital gain distributions in accordance with distribution policies detailed in the fund's prospectus. Assist, if requested, the fund management in making final determinations of distribution amounts.

D. Assist the fund's public accountants or other professionals in the preparation and filing of the fund's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Assist in the preparation and filing of the Federal Excise Tax Return (Form 8613).

E. Account for dividends, interest and corporate actions received by the fund.

F. Assist the Administrator in the preparation of Fund expense projections and establishing accruals.

G. Produce transaction data, financial reports and such other periodic and special reports as the Board may reasonably request.

H.       Liaison with the fund's independent auditors.

I. Monitor and administer arrangements with the fund's custodian and depository banks.

                                    EXHIBIT D
                                       to
                         Mutual Fund Services Agreement

                 General Description of Transfer Agency Services
                 -----------------------------------------------


The following is a general description of the accounting services Unified shall provide or make available to the fund:

I.       GENERAL DESCRIPTION

A.       Systems: Utilizing PowerAgent by Envision Financial Systems, Windows NT
         --------
         Servers and Microsoft SQL Databases, we offer a robust yet open architecture for shareholder data.

B.       Interactive Voice Response: Provides funds with the opportunity to
         ---------------------------
         offer their shareholders 24 hour, 7 day a week access to their account information, accessing the system either via telephone or computer, subject to normal interruptions of service.

C.       Shareholder Services: Shareholder telephone calls can be answered by
         ---------------------
         Unified's shareholder services department through 800 numbers that are unique to each fund family, during Unified's normal business hours and subject to normal interruptions of service. Phone volumes and response times are continually monitored for quality assurance.

D.       Shareholder Recordkeeping: Maintains complete shareholder records for
         --------------------------
         each fund including the following: (i) name, address and tax identification number; (ii) number of shares held; (iii) historical information including dividends paid and individual purchases and redemptions; and (iv) any systematic purchase or redemption instructions and correspondence relating to the current maintenance of the account.

E.       Purchase and Redemption Orders: Unified will process all purchase and
         -------------------------------
         redemption orders of a fund's shareholders in accordance with the fund's current prospectus. Confirmation statements are produced for each transaction and promptly mailed to shareholders. Daily transaction reports and share proofs are made available to all necessary parties via electronic medium.

F.       Telephone Orders: Process redemption, exchange and transfer requests
         -----------------
         upon telephone instructions from qualified shareholders, subject to normal interruptions of service. Unified will redeem and/or transfer fund shares from any account for which such services have been properly authorized.

G.       Shareholder Correspondence: Acknowledge all correspondence from
         ---------------------------
         shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

H.       NSCC Fund/Serv and Networking: Support of the processing of shareholder
         ------------------------------
         transactions, commissions, and other functionality as may be offered through NSCC as an optional and additional transfer agency service.

I.       Asset Allocation Program Support: Provide rebalancing, asset allocation
         ---------------------------------
         models and performance measurement as an optional and additional transfer agency service, for certain types of asset allocation and/or wrap programs.

                                    EXHIBIT E
                                       to
                         Mutual Fund Services Agreement

             General Description of the Unified AML Program Services
             -------------------------------------------------------


             The following is a general description of the Unified AML Program services Unified shall provide to the fund:


I. GENERAL DESCRIPTION

A. Customer Identification.  Verify shareholder identity upon opening new
   ------------------------
accounts, consistent with the Unified AML Program, and perform such other checks and verifications as are specified in Unified's Customer Identification Program (which is a component of the Unified AML Program).

B. Purchase Transactions.  Unified shall reject and return to sender any and all
   ----------------------
checks, deposits, and other deliveries of cash or property that do not comply with the Unified AML Program, subject to the provisions of any additional agreement between the Fund and Unified regarding special liability checks and other remittances.

C. Monitoring and Reporting. Monitoring shareholder transactions and identifying
   -------------------------
and reporting suspicious activities that are required to be so identified and reported, including suspicious activity reports or Form 8300 reports, and provide other reports of shareholder activity to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service, and other appropriate authorities, in each case consistent with the Unified AML Program.

D. Frozen Accounts.  Unified shall place holds on transactions in shareholder
   ----------------
accounts or freeze assets in shareholder accounts as provided for in the Unified AML Program.

E. Maintenance of Records.  Maintain all records or other documentation related
   -----------------------
to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Unified AML Program, and make the same available for inspection by (1) the Funds' compliance officer, (2) any auditor of the Funds, (3) regulatory or law enforcement authorities, and (4) those other persons specified in the Unified AML Program.

F. Other Services. Unified shall apply all other policies and procedures of the
   ---------------
Unified AML Program to the Fund.

G. Maintenance of the Unified AML Program. Unified shall maintain and modify the
   ---------------------------------------
Unified AML Program from time to time to ensure that it remains reasonably designed to ensure compliance with the Applicable AML Laws. Upon request by the Fund, Unified shall make available its compliance personnel to the Fund and the Fund's counsel to discuss amendments to the Unified AML Program that the Fund or its counsel believes are necessary to keep such program in compliance with Applicable AML Laws. Changes to Unified's AML Program or special procedures may be implemented, at Unified's sole discretion, for an additional fee to be agreed upon. The Fund may cancel its participation in the Unified AML Program at any time, and no further fees to Unified in respect of such program shall accrue after the date of cancellation.

H. Annual Certification.  On an annual basis during the term of this Agreement,
   ---------------------
Unified will certify to the Fund's Board of Directors that it has implemented the Unified AML Program and that it will continue to perform the specific requirements of the Unified AML Program in accordance with the terms of this Agreement.

                                    EXHIBIT F
                                       to
                         Mutual Fund Services Agreement

                          TRANSFER AGENCY FEE SCHEDULE
                          ----------------------------

The prices contained herein are effective for twelve months from the execution date of the Mutual Fund Services Agreement.

I    NEW FUND START-UP/EXISTING FUND CONVERSION FEE
------------------------------------------------------------------------------------------------------------------------------

     o New fund establishment; manual conversion                  - $1,500 or less per portfolio.
     o Electronic conversion                                      - $1.50 per shareholder account for no-load funds or
                                                                  - $2.50 per shareholder account for load funds

     * A load fund is defined as any fund with front-end load, CDSC or redemption fee.
     * Electronic conversions are subject to a minimum of $2,500 per fund or $5,000 per conversion, whichever is greater.

II   STANDARD BASE FEES FOR STANDARD BASE SERVICES
------------------------------------------------------------------------------------------------------------------------------

     The Base Fee1 is $18.00 for money market funds and $15.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $15,000 per initial portfolio and/or share class per year plus $9,000 per year for each additional share class.  An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance.  There is a $.50 per account charge in addition to the base fee for any account with a zero share balance for the current month, as determined on the last day of each month.  The base fee will be billed on a monthly basis.

         1The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified's shareholder services group.

     Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account searched.  These "Electronic Data Search Services" will be performed on a semi-annual basis.  This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

     In addition to the above fees, there will be a $200.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

III  STANDARD SERVICES PROVIDED
------------------------------------------------------------------------------------------------------------------------------

     o Open new accounts
     o Maintain Shareholder accounts, including:
        o Change addresses
        o Prepare daily reports on number of Shares, accounts
        o Prepare Shareholder federal tax forms
        o Withhold taxes on U.S. residents
        o Reply to Shareholder calls and correspondence other than that for Fund information and related inquiries
     o Process purchase of Shares
     o Process partial and complete redemptions
     o Process regular and legal transfer of accounts
     o Process dividends and distributions
     o Confirm all transactions as provided by the terms of each Shareholder's account
     o Provide a system which will enable Fund to monitor the total number of Shares sold in each state.  System has capability to halt sales and warn of potential oversell.  (Blue Sky Reports)
     o Determine/Identify lost Shareholder accounts
     o Operate Unified's AML/CIP program


IV   STANDARD REPORTS AVAILABLE
------------------------------------------------------------------------------------------------------------------------------

     o 12b-1 Disbursement Report                                    o Holdings by Account Type
     o 12b-1 Disbursement Summary                                   o Posting Details
     o Dealer Commission Report                                     o Posting Summary
     o Dealer Commission Summary Report                             o Settlement Summary
     o Exchange Activity Report                                     o Tax Register
     o Fees Paid Summary Report                                     o Transactions Journal
     o Fund Accrual Details

V    NSCC INTERFACES
------------------------------------------------------------------------------------------------------------------------------

     o Fund/Serv and/or Networking set-up                           - $1,000 per occurrence
     o Fund/Serv processing                                         - $250 per month per trust
     o Networking processing                                        - $250 per month per trust
     o Commserv processing                                          - $250 per month per trust
     o Fund/Serv transactions                                       - $0.35 per trade
     o Direct Networking expenses:
       o Monthly dividend fund                                      - $0.025 per item
       o Non-monthly dividend fund                                  - $0.015 per item

VI   ANTI-MONEY LAUNDERING - CUSTOMER IDENTIFICATION PROGRAM
------------------------------------------------------------------------------------------------------------------------------

     o $3.00 per non-exempt shareholder account (as stated in Section 326 of the USA Patriot Act) submitted to Unified's
       AML/CIP vendor at account opening, plus;
     o $3.00 per non-exempt shareholder annually thereafter.

VII  ADDITIONAL FEES FOR SERVICES OUTSIDE THE STANDARD BASE
------------------------------------------------------------------------------------------------------------------------------

     o Interactive Voice Response System Set-up                     - Pass through
     o Archiving of old records/storage of aged records             - Pass through
     o Off-line Shareholder research                                - $25 per hour (Billed to customer account)
     o Check copies                                                 - $3 each (Billed to customer account)
     o Statement copies                                             - $5 each (Billed to customer account)
     o Mailing of semi-annual and annual reports                    - External Vendor - Pass through
     o Mailing of semi-annual and annual reports                    - Internal Mailing - $1.00 per item
     o Mutual Fund fulfillment/prospect file maintenance            - $1.00 per item
     o Shareholder communications charges (Faxes)                   - Pass through
     o Leased line/equipment on TA's computer system                - Pass through
     o Dial-up access to TA's computer system                       - Pass through
     o Shareholder labels/ files for mailings                       - $.05 each ($100 minimum)
     o AD-HOC REPORTWRITER Report Generation                        - $75.00 per report
     o Bank Reconciliation Service                                  - $50.00 monthly maintenance fee per bank account
                                                                    - $1.50 per bank item
     o Systems Programming Labor Charges:
       o Programmers or Consultants                                 - $125.00 per hour
       o Officers                                                   - $150.00 per hour
     o Proxy Processing                                             -  Negotiable





                          FUND ACCOUNTING FEE SCHEDULE
                          ----------------------------

    The prices contained herein are effective for twelve months from the execution date of the Mutual Fund Services
Agreement.

    I    STANDARD FEE*
    ----------------------------------------------------------------------------------------------------------------------

         0.04% for the first $50 million in average net assets per portfolio and/or share class per year;
         0.03% from $50 million to $100 million in average net assets per portfolio and/or share class per year;
         0.02% from $100 million to $150 million in average net assets per portfolio and/or share class per year;
         0.01% over $150 million in average net assets per portfolio and/or share class per year.

         *Subject to a $25,000 annual minimum per portfolio (one share class) plus $7,500 per additional share class for
         Domestic Funds and a $30,000 annual minimum per portfolio (one share class) plus $7,500 per additional share class for International/Global Funds.  Fees are billed on a monthly basis.

         Out of Pocket Fees:  Fees charged for outside pricing services and all accompanying administrative expenditures.

    II   STANDARD REPORTS AVAILABLE
    ----------------------------------------------------------------------------------------------------------------------

         Daily Reports
         -------------

         A.  General Ledger Reports
             1.   Trial Balance Report
             2.   General Ledger Activity Report

         B.  Portfolio Reports
             1.   Portfolio Report
             2.   Tax Lot Report
             3.   Purchase Journal
             4.   Sell/Maturity Journal
             5.   Amortization/Accretion Report
             6.   Maturity Projection Report

         C.  Pricing Reports
             1.   Pricing Report
             2.   Pricing Report by Market Value
             3.   Pricing Variance by % Change
             4.   NAV Report
             5.   NAV Proof Report
             6.   Money Market Pricing Report

         D.  Accounts Receivable/Payable Reports
             1.   Accounts Receivable for Investments Report
             2.   Accounts Payable for Investments Report
             3.   Interest Accrual Report
             4.   Dividend Accrual Report

         E.  Other Reports
             1.   Dividend Computation Report
             2.   Cash Availability Report
             3.   Settlement Journal





    II   STANDARD REPORTS AVAILABLE (CONTINUED)
    ----------------------------------------------------------------------------------------------------------------------

         Monthly Reports
         ---------------

         A.  Standard Reports
             1. Cost Proof Report
             2. Transaction History Report
             3. Realized Gain/Loss Report
             4. Interest Record Report
             5. Dividend Record Report
             6. Broker Commission Totals
             7. Broker Principal Trades
             8. Shareholder Activity Report
             9. SEC Yield Calculation Work Sheet (fixed-income funds only)

    III  OPTIONAL SERVICES AVAILABLE - INITIAL (FOR DESIRED SERVICES)
    ----------------------------------------------------------------------------------------------------------------------

         __________     Additional portfolio sub-adviser fee       - $10,000 per portfolio

         __________     Multiple custodian fee                     - $5,000 per fund group

         __________     GNMA securities fee                        - $2,500 per portfolio

         __________     S.E.C. audit requirements                  - Pass through

    IV   SPECIAL MAINTENANCE FEES
    ----------------------------------------------------------------------------------------------------------------------

         o Non-Routine Investment Processing:                      - $500 per month for the first type; $250 per month
           o Short Sales                                             for each additional.  ($1000 maximum per month)
           o Options
           o Futures
         o Additional Brokers Used For Short Sales                 - $500 per month for each additional broker used in
                                                                     excess of one
         o High Trade Volume                                       - $2 per trade for each trade in excess of 100 trades
                                                                     per month per portfolio
         o Illiquid/Manually-Priced Securities                     - $100 per month for each security requiring Pricing
                                                                     Committee review

    V    REPORT GENERATION FEES
    ----------------------------------------------------------------------------------------------------------------------

         o AD-HOC Report Generation                                - $75.00 per report
         o Non-System Generated Reports                            - $75.00 per occurrence
         o Dissemination  of NAV  Information  To Third-Party      - $25 per month for each recipient in excess of three
           Recipients, e.g., NASDAQ, Morningstar, Lipper
         o Reruns                                                  - $75.00 per run
         o Extract Tapes                                           - $110.00 plus


    VI   SYSTEMS PROGRAMMING LABOR CHARGES
    ----------------------------------------------------------------------------------------------------------------------

         o System Support Representatives                          - $100.00 per hour
         o Programmers, Consultants or Department Heads            - $125.00 per hour
         o Officers                                                - $150.00 per hour



    VII  REPRICING CHARGES
    ----------------------------------------------------------------------------------------------------------------------

         For incorrect or untimely information provided by an Advisor or its Agent, Unified will charge $200.00 per day for each day that a portfolio is repriced.  Unified reserves the right to charge $25 per occurrence for each information change where repricing is not required, but additional work processes must be performed or repeated, e.g., incorrect/late trade ticket.

    VIII   DE-CONVERSION FEES
    ----------------------------------------------------------------------------------------------------------------------

         De-Conversion fees will be subject to additional charges commensurate with particular circumstances and dependent upon scope of problems.









                                              FUND ADMINISTRATION FEE SCHEDULE

    The prices contained herein are effective for twelve months from the execution date of the Mutual Fund Services
Agreement.

    I    STANDARD FEE*
    ----------------------------------------------------------------------------------------------------------------------

         0.08% for the first $50 million in average net assets per portfolio and/or share class per year;
         0.06% from $50 million to $100 million in average net assets per portfolio and/or share class per year;
         0.05% from $100 million to $150 million in average net assets per portfolio and/or share class per year;
         0.02% over $150 million in average net assets per portfolio and/or share class per year;

         * Subject to a $30,000 annual minimum per portfolio (one share class) plus $7,500 per additional share class.
         Fees are billed on a monthly basis.

    II   ADDITIONAL SERVICES AND FEES
    ----------------------------------------------------------------------------------------------------------------------

         1.  Assistance in preparation and filing for an             - $1,500 minimum
             exemptive order or no action letter from the
             Securities & Exchange Commission

         2.  Assist in the preparation and filing of additional      - Negotiable
             Funds Registration Statement on Form N-1A
             or any replacement thereof

         3.  Assistance in preparation, filing and vote              - $5,000 minimum per Special Meeting
             compilation of Proxy Statement for Special
             Shareholders Meeting

         4.  Assistance in Dissolution and Deregistration of         - $15,000 minimum
             the Fund (including related proxy statement)

         5.  Reorganization or Merger of the Fund or                 - $15,000 minimum
             portfolios (including proxy statement and
             excluding tax opinion)

         6.  Blue Sky Filing Fees                                    - $25.00 per permit

         7.  Such other duties related to the Administration         - Negotiable
             of the Fund as agreed to by Unified
